EXHIBIT 10.25










                           LOAN AND SECURITY AGREEMENT

                           DATED AS OF OCTOBER 9, 1995

                                     BETWEEN

                        DELAWARE ELECTRO INDUSTRIES, INC.

                                       and

                            BANK OF AMERICA ILLINOIS

                                TABLE OF CONTENTS



                                      PAGE

   1. DEFINITIONS AND OTHER TERMS..........................................2
        1.1       Definitions................................................2
        1.2       Other Definitional Provisions.............................15
        1.3       Interpretation of Agreement...............................15
        1.4       Compliance with Financial Restrictions....................15

2.      LOANS; OTHER MATTERS................................................16
        2.1       Loans.....................................................16
                  2.1.1  Revolving Loans....................................16
                  2.1.2  Reduction of Revolving Credit Amount...............16
                  2.1.3  Maximum Outstanding Loans..........................16
                  2.1.4  Assumption.........................................17
        2.2       Loan Account; Demand Deposit Account......................17
        2.3       Interest and Fees.........................................17
                  2.3.1  Interest on Revolving Loans........................17
                  2.3.2  Nonuse Fee.........................................18
                  2.3.3  Method of Calculating Interest and Fees............18
                  2.3.4  Payment of Interest and Fees.......................18
        2.4       Requests for Loans; Borrowing Base Certificates;
                  Other Information.........................................18
        2.5       Notes.....................................................19
        2.6       Overdraft Loans...........................................20
        2.7       Over Advances.............................................20
        2.8       All Loans One Obligation..................................21
        2.9       Making of Payments; Application of Collections;
                  Charging of Accounts......................................21
        2.10      Lender's Election Not to Enforce..........................23
        2.11      Reaffirmation.............................................23
        2.12      Setoff....................................................23
        2.13      Refinancing Fee...........................................23
        2.14      Closing Fee...............................................24

3.      COLLATERAL..........................................................24
        3.1       Grant of Security Interest................................24
        3.2       Accounts Receivable.......................................25
        3.3       Inventory.................................................29
        3.4       Equipment.................................................30
        3.5       Supplemental Documentation................................30

4.      REPRESENTATIONS AND WARRANTIES......................................31

5.  BORROWER COVENANTS......................................................31

6.  DEFAULT.................................................................31
        6.1  Event of Default...............................................31


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                                                                         PAGE

          (a)    Non-Payment................................................31
          (b)    Non-Payment of Other Indebtedness..........................31
          (c)    Acceleration of Other Indebtedness.........................32
          (d)    Other Obligations..........................................32
          (e)    Insolvency.................................................32
          (f)    Pension Plans..............................................33
          (g)    Non-Compliance With This Agreement.........................33
          (h)    Non-Compliance With Related
                 Agreements.................................................34
          (i)    Warranty...................................................34
          (j)    Litigation.................................................34
          (k)    Validity...................................................34
          (l)    Conduct of Business........................................34
          (m)    Material Adverse Change....................................34
          (n)    Other Loan Agreements......................................35
        6.2       Effect of Event of Default; Remedies......................35

7.      ADDITIONAL PROVISIONS REGARDING COLLATERAL AND LENDER'S
        RIGHTS..............................................................36
        7.1       Notice of Disposition of Collateral.......................36
        7.2       Application of Proceeds of Collateral.....................36
        7.3       Care of Collateral........................................36
        7.4       Performance of Borrower's Obligations.....................36
        7.5       Lender's Rights...........................................37

8.      CONDITIONS PRECEDENT; DELIVERY OF DOCUMENTS AND OTHER
        MATTERS.............................................................38
        8.1       Conditions Precedent......................................38
                  8.1.1  Security Interest..................................38
                  8.1.2  Blocked Account; Lock Box..........................38
                  8.1.3  Effect of Law......................................38
                  8.1.4  Other Loan Agreements..............................38
                  8.1.5  Fees...............................................38
                  8.1.6  Documents..........................................38
                         (a)   Resolutions..................................38
                         (b)        Incumbency Certificates.................39
                         (c)        Borrower's Certificate..................39
                         (d)        Landlord's Consents.....................39
                         (e)        Note....................................39
                         (f)        Other Documents.........................39
        8.2       Continuing Conditions Precedent to all Loans;
                  Certification.............................................39
                         (a)        No Change in Condition..................39
                         (b)        Default.................................40
                         (c)        Insurance...............................40
                         (d)        Warranties..............................40
                         (e)        Accounting Methods......................40


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                                                                          PAGE




9.  INDEMNITY................................................................40
        9.1       Environmental and Safety and Health Indemnity..............40
        9.2       General Indemnity..........................................41
        9.3       Capital Adequacy...........................................41
        9.4       Other Indemnities..........................................42

10.     ADDITIONAL PROVISIONS................................................42

11.  GENERAL.................................................................42
        11.1      Borrower Waiver............................................42
        11.2      Power of Attorney..........................................43
        11.3      Expenses; Attorneys' Fees..................................44
        11.4      Lender Fees and Charges....................................44
        11.5      Lawful Interest............................................44
        11.6      No Waiver by Lender; Amendments............................44
        11.7      Termination of Credit......................................45
        11.8      Notices....................................................45
        11.9      Assignments and Participations; Information................46
        11.10  Severability..................................................46
        11.11  Successors....................................................46
        11.12  Construction..................................................46
        11.13  Consent to Jurisdiction.......................................47
        11.14  Subsidiary Reference..........................................47
        11.15  WAIVER OF JURY TRIAL..........................................47
        11.16  Prior Actions.................................................47





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                                LIST OF EXHIBITS




                                    Exhibits:

Exhibit A      Form of Borrowing Base Certificate (ss.2.5(c))
Exhibit B      [Reserved]
Exhibit C      Form of Revolving Note
Exhibit D      [Reserved]
Exhibit E      Form of Landlord's Consent




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                          LOAN AND SECURITY AGREEMENT



        THIS LOAN AND SECURITY AGREEMENT (as from time to time amended, modified or supplemented, this "Agreement") is made as of this 9th day of October, 1995 by and between BANK OF AMERICA ILLINOIS (formerly Continental Bank N.A.), an Illinois banking corporation having its principal office at 231 South LaSalle Street, Chicago, Illinois 60697 ("Lender"), and DELAWARE ELECTRO INDUSTRIES, INC., a Delaware corporation ("Borrower").

                                    RECITALS

        1. On January 16, 1991, Azimuth Corporation, a Delaware corporation ("Parent"), and Lender entered into an Amended and Restated Loan and Security Agreement (such Amended and Restated Loan and Security Agreement, as amended to the date hereof, being herein referred to as the "Original Loan Agreement"; and the other capitalized terms used herein shall have the meanings set forth in
Section 1.1) pursuant to which Lender made loans to Parent.

        2. Parent and Lender are, on the date hereof, amending and restating the Original Loan Agreement.

        3. As security for the loans made by Lender to Parent, (a) Borrower and other Subsidiaries of Parent, Contempo Design West, Inc., a Delaware corporation ("Contempo West"), and Contempo Design, Inc., an Illinois corporation ("Contempo"), have granted Lender a lien on, and a security interest in, all of their respective assets and (b) Borrower, Contempo and Contempo West have executed a guaranty whereby such companies jointly and severally guaranteed the full and prompt payment and performance of all obligations of Parent to Lender in connection with the Original Loan Agreement and all related documents.

        4. In connection with the amendment and restatement of the Original Loan Agreement, Borrower and other Subsidiaries of Parent are assuming a portion of the "Liabilities" under and as defined in the Original Loan Agreement representing "Revolving Loans" under and as defined in the Original Loan Agreement, with the portion of such Liabilities assumed by Borrower to be governed by the terms of this Agreement.

        5. Lender has agreed to provide financial accommodations to Borrower in addition to those assumed by Borrower as described in the immediately preceding recital on the terms hereinafter set forth.



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               Accordingly, in consideration of the mutual agreements
contained herein, and subject to the terms and conditions hereof, the parties hereto agree, as follows:

1.   DEFINITIONS AND OTHER TERMS.

               1.1 Definitions. In addition to terms defined elsewhere in this Agreement or any Supplement, Schedule or Exhibit hereto, when used herein, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

               "Account Debtor" shall mean any Person who is or who may become obligated to Borrower under, with respect to, or on account of an Account Receivable, Contract Right, General Intangible or other Collateral or Third Party Collateral.

               "Account Receivable" shall mean any account of Borrower and any other right of Borrower to payment, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance (excluding any Contract Right).

               "Accounts Receivable Availability" shall have the meaning ascribed to such term in Supplement A.

               "Assignee Deposit Account" shall have the meaning ascribed to such term in Section 3.2(d).

               "Assumed Liabilities" shall have the meaning ascribed to such term in Section 2.1.4.

               "Attorneys' Fees" shall mean the reasonable value of the services (and reasonable costs, charges and expenses related thereto) of the attorneys (and all paralegals, secretaries, accountants and other staff employed by such attorneys) employed by Lender (including, but not limited to, attorneys and paralegals who are employees of Lender) from time to time (i) in connection with the negotiation, preparation, execution, delivery, administration and enforcement of this Agreement, any Related Agreement, any Supplemental Documentation and all other documents or instruments provided for herein or in any thereof or delivered or to be delivered hereunder or under any thereof or in connection herewith or with any thereof, (ii) to prepare documentation related to the Loans made and other Liabilities incurred hereunder, (iii) to prepare any amendment to or waiver under this Agreement or any Related Agreement and any documents or instruments related thereto, (iv) to represent Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding or to file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to, any litigation, contest,



                                       -2-

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dispute, suit or proceeding (whether instituted by Lender, Borrower or any other
Person and whether in bankruptcy or otherwise) in any way or respect relating to the Collateral, any Third Party Collateral, this Agreement or any Related Agreement, or Borrower's or any other Obligor's or any Subsidiary's affairs, (v) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral or any Third Party Collateral, (vi) to attempt to enforce any security interest in any of the Collateral or any Third Party Collateral or to give any advice with respect to such enforcement and (vii) to enforce any of Lender's rights to collect any of the Liabilities.

               "Banking Day" shall mean any day other than a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.

               "Borrower" -- see Preamble.

               "Borrowing Base" shall have the meaning ascribed to such term in Supplement A.

               "Borrowing Base Certificate" shall mean a certificate in substantially the form of Exhibit A.

               "Capitalized Lease" shall mean any lease which is or should be capitalized on the balance sheet of the lessee in accordance with GAAP.

               "Closing Date" shall mean the date this Agreement becomes effective pursuant to Section 8.

               "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

               "Collateral" shall have the meaning ascribed to such term in Section 3.1.

               "Contempo" -- see Recitals.

               "Contempo Amsterdam" shall mean Contempo Design Europe B.V., a Dutch corporation 90% owned by Contempo and 10% owned by an employee thereof.

               "Contempo West" -- see Recitals.



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               "Contract Right" shall mean any right of Borrower to payment under a contract, which right is not yet earned by performance and not evidenced by an instrument or chattel paper.

               "Credit" shall mean the facility established under this Agreement pursuant to which Lender will make Revolving Loans to Borrower.

               "Default" shall mean any event or condition which, with the lapse of time or giving of notice to Borrower or both, would constitute an Event of Default.

               "Default Rate" shall mean, with respect to a Loan, the rate of interest which is applicable to such Loan after any amount thereof is not paid when due, whether by acceleration or otherwise, as determined pursuant to Supplement A.

               "Demand Deposit Account" shall have the meaning ascribed to such term in Section 2.2.

               "Eligible Account Receivable" shall mean an Account Receivable owing to Borrower which meets the following requirements:

               (1) it is genuine and in all respects what it purports to be;

               (2) it arises from either (a) the performance of services by Borrower, which services have been fully performed and, if applicable, acknowledged and/or accepted by the Account Debtor with respect thereto or (b) the sale or lease of goods by Borrower; and if it arises from the sale or lease of goods, (i) such goods comply with such Account Debtor's specifications (if any) and have been shipped to, or delivered to and accepted by, such Account Debtor and (ii) Borrower has possession of, or if requested by Lender has delivered to Lender, shipping and delivery receipts evidencing such shipment, delivery and acceptance;

               (3) it (a) is evidenced by an invoice rendered to the Account Debtor with respect thereto which (i) is dated not earlier than the date of shipment or performance and (ii) has payment terms not unacceptable to Lender (in good faith and in the exercise of its reasonable judgment) and (b) meets the Eligible Account Receivable requirements set forth in Supplement A;

               (4) it is not subject to any assignment, claim or Lien, other than (a) a Lien in favor of Lender, (b) Liens consented to by Lender in writing and (c) Liens described in Section 5.16(a) of the Parent Loan Agreement;

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               (5) it is a valid, legally enforceable and unconditional
        obligation of the Account Debtor with respect thereto, and is not subject to a claim for setoff, counterclaim, credit or allowance (except any credit or allowance which has been deducted in computing the net amount of the applicable invoice as shown in the original schedule or Borrowing Base Certificate furnished to Lender identifying or including such Account Receivable) or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part, and such Account Debtor has not refused to accept any of the goods or services which are the subject of such Account Receivable or offered or attempted to return any of such goods;

               (6) there are no proceedings or actions which are then threatened or pending against the Account Debtor with respect thereto or to which such Account Debtor is a party which proceedings or actions would reasonably be expected to result in any material adverse change in such Account Debtor's financial condition or in its ability to pay any Account Receivable in full when due;

               (7) it does not arise out of a contract or order which, by its terms, forbids, restricts or makes void or unenforceable the assignment by Borrower to Lender of the Account Receivable arising with respect thereto;

               (8) the Account Debtor with respect thereto is not a Subsidiary or Obligor, or a director, officer, employee or agent of Borrower, Parent, Contempo, Contempo West, a
        Subsidiary or Obligor;

               (9) the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States of America, unless the sale of goods giving rise to the Account Receivable is on letter of credit, banker's acceptance or other credit support terms reasonably satisfactory to Lender;

               (10) it is not an Account Receivable arising from a "sale on approval," "sale or return" or "consignment," or subject to any other repurchase or return agreement;

               (11) it is not an Account Receivable with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by Borrower or any Subsidiary, or other Obligor (or by any agent or custodian of Borrower, any Subsidiary, or other Obligor) for the account of or subject to further and/or future direction from the Account Debtor thereof;

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               (12) it is not an Account Receivable which in any way fails to meet or violates any warranty, representation or covenant contained in this Agreement or any Related Agreement relating directly or indirectly to Borrower's Accounts Receivable;

               (13) the Account Debtor thereunder is not located in the States of Indiana, New Jersey or Minnesota; provided, however, that such restriction shall not apply to an Account Receivable if at the time the Account Receivable was created and at all times thereafter (a) Borrower had filed and has maintained effective a current Notice of Business Activities Report with the appropriate office or agency of the State of Indiana, New Jersey or Minnesota, as applicable or (b) Borrower was and has continued to be exempt from the filing of such Report and has provided Lender with satisfactory evidence thereof;

               (14) it arises in the ordinary course of business of Borrower;

               (15) if the Account Debtor is the United States of America or any department, agency or instrumentality thereof, Borrower has assigned its right to payment of such Account Receivable to Lender pursuant to the Assignment of Claims Act of 1940, as amended;

               (16) if Lender in good faith and in its reasonable judgment has established a credit limit for an Account Debtor, the aggregate dollar amount of Accounts Receivable due from such Account Debtor, including such Account Receivable, does not exceed such credit limit (it being understood that in establishing any such credit limit Lender may rely on factors which, due to confidentiality restrictions or otherwise, are not disclosed to Borrower); and

               (17) if the Account Receivable is evidenced by chattel paper or an instrument, (a) Lender shall have specifically agreed in writing to include such Account Receivable as an Eligible Account Receivable, (b) only payments then due and payable under such chattel paper or instrument shall be included as an Eligible Account Receivable and (c) the originals of such chattel paper or instruments have been endorsed and/or assigned and delivered to Lender in a manner satisfactory to Lender.

        An Account Receivable which is at any time an Eligible Account Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account Receivable. Further, with respect to any Account Receivable, if Lender at any time or times hereafter determines in good faith and in its reasonable judgment that

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        the prospect of payment or performance by the Account Debtor with respect thereto is or will be impaired for any reason whatsoever, notwithstanding anything to the contrary contained above, such Account Receivable shall forthwith cease to be an Eligible Account Receivable. Notwithstanding the foregoing, commencing with the opening of business on the date that the Fuse World Acquisition (or the stock acquisition described in clause (i) of the definition thereof) is consummated, and thereafter until the earlier of 10 days after such acquisition or the merger into Borrower of Fuse World or the dissolution of Fuse World, any Account Receivable owing to Fuse World which meets the requirements of clauses (1) through (17) above shall be an "Eligible Account Receivable" hereunder (provided that for this purpose the term "Borrower" appearing in such clauses shall be read "Fuse World").

     "Eligible Inventory" shall mean Inventory which meets the following requirements:

             (1) it is owned by Borrower and is not subject to any prior assignment, claim or Lien, other than (a) a Lien in favor of Lender, (b) Liens consented to by Lender in writing and (c) Liens described in
        Section 5.16(a) of the Parent Loan Agreement;

             (2) if it is held for sale or lease or furnishing under contracts of service, it is (except as Lender may otherwise consent in writing) new and unused;

             (3) except as Lender may otherwise consent, it is in the possession and control of Borrower; provided, however, that if it is stored on premises leased by Borrower (i) Lender is in possession of a Landlord's Consent duly executed by the owner (or its duly authorized agent) of such premises and (ii) Borrower is not in default under the lease with respect to such premises pursuant to which the landlord can exercise any remedies under such lease;

             (4) it is not Inventory which is dedicated to, identifiable with, or is otherwise specifically to be used in the manufacture of, goods which are to be sold or leased to the United States of America or any department, agency or instrumentality thereof, and in respect of which Inventory Borrower shall have received any progress or other advance payment which is or may be against any Account Receivable generated upon the sale or lease of any such goods;

             (5) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C. ss.215 or any successor statute or section;

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             (6) it is not "private label" Inventory, or Inventory bearing a servicemark, trademark or name of any Person other than Borrower or with respect to which the use by Borrower or the manufacture or sale thereof by Borrower is subject to any licensing, patent, royalty, trademark, tradename or copyright agreement with any other Person; provided, however, that none of the foregoing shall apply to any Inventory consisting of fuses and aircraft and other fasteners;

             (7) it is not (i) packaging or shipping materials, (ii) goods used in connection with maintenance or repair of the business, properties or assets of Borrower or (iii) general supplies;

             (8) it is not Inventory which in any way fails to meet or violates any warranty, representation or covenant contained in this Agreement or any Related Agreement relating directly or indirectly to the Inventory of Borrower;

             (9) Lender has determined in good faith and in its reasonable judgment that it is not unacceptable due to age, type, category, quality and/or quantity; and

             (10) it satisfies the Eligible Inventory Requirements, if any, set forth in Supplement A.

        Inventory of Borrower which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory. Notwithstanding the foregoing, commencing with the opening of business on the date that the Fuse World Acquisition (or the stock acquisition described in clause (i) of the definition thereof) is consummated, and thereafter until the earlier of 10 days after such acquisition or the merger into Borrower of Fuse World or the dissolution of Fuse World, any Inventory of Fuse World which meets the requirements of clauses (1) through (10) above shall be "Eligible Inventory" hereunder (provided that for this purpose the term "Borrower" appearing in such clauses shall be read "Fuse World").

               "Environmental Laws" shall mean the Clean Air Act of 1970, as amended, 42 U.S.C. ss.7401 et seq., the Clean Water Act, as amended, 33 U.S.C. ss.1251 et seq., the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss.6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9601 et seq., any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree or other written legal requirement regulating, relating to, or imposing liability or standards of conduct (including, but not

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limited to, permit requirements, emission or effluent restrictions and other requirements relating to manufacturing, processing, generation, distribution, use, treatment, storage, disposal, clean-up, transport or handling) concerning any Hazardous Materials or any hazardous, toxic or dangerous waste, substance or constituent, or any noise, odor, waste, radiation, pollutant or contaminant or other substance, whether solid, liquid or gas, as now or at any time hereafter in effect.

               "Equipment" shall mean all equipment of every description, including, without limitation, fixtures, furniture, vehicles and trade fixtures, together with any and all accessions, parts and equipment attached thereto or used in connection therewith, and any substitutions therefor and replacements thereof.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

               "ERISA Affiliate" shall mean any corporation, partnership, or other trade or business (whether or not incorporated) that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or section 4001 of ERISA, or a member of the same affiliated service group within the meaning of section 414(m) of the Code.

               "Event of Default" shall have the meaning ascribed to such term in Section 6.1.

               "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

               "Fiscal Quarter" shall mean any quarter of a Fiscal Year.

               "Fiscal Year" shall mean any period of 12 consecutive calendar months ending on the last day of December.

               "Fixtures" shall mean all fixtures of Borrower of every description and all substitutions and replacements of any thereof.

               "Fuse World" shall mean Fuse World, Inc., an Ohio corporation.

               "Fuse World Acquisition" shall mean (i) the acquisition by Borrower of the outstanding capital stock of Fuse World substantially on the terms set forth in the Fuse World Letter of Intent, and (ii) the subsequent dissolution or merger of Fuse World

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with and into Borrower; provided, however, that if an acquisition merger is agreed to by Fuse World, then "Fuse World Acquisition" shall mean the acquisition by merger of Fuse World by Borrower substantially on the terms set forth in the Fuse World Letter of Intent.

               "Fuse World Letter of Intent" shall mean that certain letter dated August 15, 1995 from Steven D. Hollopeter, President of Borrower, addressed to Curtis Marling, President of Fuse World, a copy of which has been presented to the Lender.

               "GAAP" shall mean generally accepted accounting principles as applied in the preparation of the audited financial statements of Parent referred to in Section 4.6 of the Parent Loan Agreement.

               "General Intangibles" shall mean all of Borrower's intangible personal property, including things in action, causes of action and all other personal property of Borrower of every kind and nature (other than accounts, inventory, equipment, chattel paper, documents, instruments and money), including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, security interests, security deposits or other security held by or granted to Borrower to secure any payment from an Account Debtor, and any rights to indemnification.

               "Guaranteed Obligations" means all obligations of Borrower under the Amended and Restated Guaranty Agreement of Borrower, Contempo and Contempo West dated as of the Closing Date.

               "Hazardous Materials" shall mean any toxic substance, hazardous substance, hazardous material, hazardous chemical or hazardous waste defined or qualifying as such in (or for the purposes of) any Environmental Law, or any pollutant or contaminant, and shall include, but not be limited to, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including, but not limited to, any source, special nuclear or by-product material as defined at 42 U.S.C. ss.2011 et seq., as amended or hereafter amended, polychlorinated biphenyls and asbestos in any form or condition.

               "Indebtedness" of any Person shall mean, without duplication, (i) any obligation of such Person for borrowed money, including, without limitation,
(a) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments and (b) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by a Lien on any asset of such Person, (ii) any obligation of such Person on account of deposits or advances,
(iii) any obligation of such Person for the deferred purchase price of any property or services, except Trade Accounts Payable, (iv) any obligation of such Person as lessee under a Capitalized Lease and (v) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer.

               "Inventory" shall mean any and all goods of Borrower (including, without limitation, goods in transit) wheresoever located, which are or may at any time be leased to a lessee, held for sale or lease or furnished under any contract of service by, or held as raw materials, work in process, or supplies or materials used or consumed in the business of, Borrower or which are held for use in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, and all goods the sale or other disposition of which has given rise to an Account Receivable, Contract Right or General Intangible and which are returned to and/or repossessed and/or stopped in transit by Borrower or Lender or any agent or bailee of any of them, and all documents of title or other documents representing the same.

               "Inventory Availability" shall have the meaning ascribed to such term in Supplement A.

               "Landlord's Consent" shall mean a Landlord's Consent substantially in the form of Exhibit E, with appropriate insertions, or such other form as shall be acceptable to Lender, as it may be amended or modified from time to time.

               "Lender" -- see Preamble.

               "Liabilities" shall mean all of the liabilities, obligations, reimbursement obligations in connection with any letter of credit, and indebtedness of Borrower, any Subsidiary or any other Obligor to Lender of any kind or nature, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, and including but not limited to (i) Borrower's obligations under any Note,
(ii) Borrower's obligations under this Agreement, (iii) interest, charges, expenses, Attorneys' Fees and other sums chargeable to Borrower by Lender under this Agreement or any Related Agreement, (iv) the obligations of Borrower, any Subsidiary and any other Obligor under any Related Agreement, including obligations of performance and (v) the Guaranteed Obligations.

"Liabilities" shall also include any and all amendments, extensions, renewals, refundings or refinancings of any of the foregoing.

               "Lien" shall mean any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien, encumbrance or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any Capitalized Lease.

               "Loan" shall mean (i) the Revolving Loans made pursuant to
Section 2.1.1 and (ii) any other loan or advance made to Borrower by Lender under or pursuant to this Agreement.

               "Loan Account" shall have the meaning ascribed to such term in
Section 2.2.

               "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a) (3) of ERISA which is maintained for employees of Borrower, any other Obligor or any ERISA Affiliate.

               "Note" shall mean the Revolving Note and any other promissory note of Borrower evidencing any loan or advance (including but not limited to any Revolving Loans) made by Lender to Borrower pursuant to this Agreement.

               "Obligor" shall mean Borrower and each other Person who is or shall become primarily or secondarily liable on any of the Liabilities, or who grants to Lender a Lien on any property of such Person as security for any of the Liabilities.

               "Occupational Safety and Health Law" shall mean the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.651 et seq., and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.

               "Original Loan Agreement" - see Recitals.

               "Original Security Agreement" means the Amended and Restated Security Agreement dated as of January 16, 1991 among Borrower, Contempo, Contempo West and Lender.

               "Other Loan Agreements" means the Loan and Security Agreement dated as of the date hereof between Lender and Contempo and the Loan and Security Agreement dated as of the date hereof between Lender and Contempo West, as the same may be amended, supplemented or otherwise modified from time to time, and the Parent Loan Agreement.

               "Over Advance" shall have the meaning ascribed to such term in
Section 2.7.

               "Overdraft Loan" shall have the meaning ascribed to such term in
Section 2.6.

               "Parent" -- see Recitals.

               "Parent Loan Agreement" means the Second Amended and Restated Loan and Security Agreement between Lender and Parent dated as of the date hereof, as the same may be amended, supplemented or otherwise modified from time to time.

               "Participant" shall mean any Person, now or at any time or times hereafter, participating with Lender in the Loans made to Borrower pursuant to this Agreement or any Related Agreement.

               "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

               "Pension Plan" shall mean a "pension plan," as such term is defined in Section 3(2) of ERISA, which is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which Borrower, any other Obligor or any ERISA Affiliate may have any liability, including any liability by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

               "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

               "Reference Rate" shall mean, at any time, the rate of interest then most recently announced by Lender at Chicago, Illinois as its reference rate (of which announcements Lender shall give notice promptly to Borrower). Each change in the interest rate on any Loan shall take effect on the effective date of the change in the Reference Rate.

               "Refinancing Fee" shall have the meaning ascribed to such term in
Section 2.13.

               "Related Agreement" shall mean any agreement, instrument or document (including, without limitation, notes, guarantees, mortgages, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements and all other written matter) heretofore, now, or hereafter delivered to Lender with respect to or in connection with or pursuant to this Agreement or any of the Liabilities, and executed by or on behalf of Borrower, Parent, Contempo, Contempo West or any other Obligor.

               "Related Party" shall mean any Person (other than a Subsidiary)
(i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower, (ii) which beneficially owns or holds ten percent (10%) or more of the equity interest of Borrower or (iii) ten percent (10%) or more of the equity interest of which is beneficially owned or held by Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               "Revolving Credit Amount" shall have the meaning ascribed to such term in Supplement A.

               "Revolving Loan" shall have the meaning ascribed to such term in
Section 2.1.1.

               "Revolving Loan Availability" shall mean the lesser of (a) the Revolving Credit Amount and (b) the Borrowing Base.

               "Revolving Note" shall have the meaning ascribed to such term in
Section 2.5.

               "Subsidiary" shall mean any Person of which or in which Borrower and its other Subsidiaries own directly or indirectly 50% or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity or (iii) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

               "Supplemental Documentation" shall have the meaning ascribed to such term in Section 3.5.

               "Taxes" with respect to any Person shall mean taxes, assessments or other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets.

               "Termination Date" shall mean August 31, 1996 or such later date to which the Termination Date may be extended pursuant to Section 11.7.

               "Third Party Collateral" shall mean any property of any Person other than Borrower which secures payment or performance of any Liabilities.

               "Trade Accounts Payable" of any Person shall mean trade accounts payable of such Person with a scheduled maturity of not greater than 90 days incurred in the ordinary course of such Person's business.

               "UCC" shall mean the Uniform Commercial Code as in effect in the State of Illinois, and any successor statute, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the UCC shall be construed to also refer to any successor sections.

        1.2 Other Definitional Provisions. Unless otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in any Note or in any certificate or other document made or delivered pursuant hereto. Terms used in this Agreement which are defined in any Supplement or Exhibit hereto shall, unless the context otherwise indicates, have the meanings given them in such Supplement or Exhibit. Other terms used in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

        1.3 Interpretation of Agreement. A Section, an Exhibit or a Schedule is, unless otherwise stated, a reference to a section hereof, an exhibit hereto or a schedule hereto, as the case may be. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Reference to "this Agreement" shall include the provisions of Supplement A.

        1.4 Compliance with Financial Restrictions. Compliance with each of the financial ratios and restrictions contained herein shall, except as otherwise provided herein, be determined in accordance with GAAP consistently followed.

2.      LOANS; OTHER MATTERS.

        2.1    Loans.

               2.1.1  Revolving Loans.

                      (a) Subject to the terms and conditions of this Agreement
               and the Related Agreements, and in reliance upon the warranties of Borrower set forth herein and in the Related Agreements, Lender agrees to make such loans or advances (individually each a "Revolving Loan" and collectively the "Revolving Loans") from time to time before the Termination Date to Borrower as Borrower may from time to time request, up to but not in excess (at any one time outstanding) of the Revolving Loan Availability. Revolving Loans made by Lender may be repaid and, subject to the terms and conditions hereof, reborrowed to but not including the Termination Date unless the Credit extended under this Agreement is otherwise terminated as provided in this Agreement.

                      (b) In the event the aggregate outstanding principal
               balance of the Revolving Loans exceeds the Revolving Loan Availability, Borrower shall, unless Lender shall otherwise consent, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess.

                      (c) All Revolving Loans hereunder shall be paid by
               Borrower on the Termination Date, unless payable sooner pursuant to the provisions of this Agreement, but may, at Borrower's election, be repaid in whole or in part at any time prior to such date without premium or penalty.

               2.1.2 Reduction of Revolving Credit Amount. Borrower may, at any time, on at least three (3) Banking Days' prior written notice received by Lender, permanently reduce the Revolving Credit Amount; provided, however, that concurrently with any such reduction, Borrower shall pay to Lender the amount, if any, as is necessary to reduce the outstanding principal balance of all Revolving Loans to such reduced Revolving Credit Amount.

               2.1.3 Maximum Outstanding Loans. Notwithstanding any other provision of this Agreement, the aggregate outstanding principal balance of all Loans shall not exceed the Revolving Credit Amount; provided, however, that the foregoing shall not limit the right of Lender to advance Revolving Loans to Borrower pursuant to the provisions of
        Section 5.5, 5.6 or 5.22 of the Parent Loan Agreement (as incorporated herein by reference) or Section 3.2(c), 7.4, 11.3, 11.4 or any other provision of this Agreement or any Related Agreement that permits Lender to advance Loans to Borrower.

               2.1.4 Assumption. Borrower and Lender agree that $2,145,942.00 of the principal balance of the "Revolving Loans" under and as defined in the Original Loan Agreement outstanding as of the date hereof shall constitute Revolving Loans hereunder as of the Closing Date. To the extent of such loans, Borrower hereby absolutely and unconditionally assumes and affirms all of the "Liabilities" of Parent under and as defined in the Original Loan Agreement (the "Assumed Liabilities"). Borrower hereby agrees to pay and perform the Assumed Liabilities with the same effect and to the same extent (as modified hereby) as if Borrower had been the original primary obligor thereof. To the extent of the Assumed Liabilities, this Agreement shall be deemed to be a partial amendment and restatement of the terms and provisions of the Original Loan Agreement. Nothing contained in this Agreement shall be construed to release, cancel, terminate, impair the priority of or otherwise affect adversely all or any part of the Indebtedness of Parent assumed by Borrower hereunder or the Lien of Lender granted in respect thereof. Nothing herein shall deem the Indebtedness of Parent to have been paid, extinguished or novated and the Assumed Liabilities shall remain outstanding and unpaid on the Closing Date.

        2.2 Loan Account; Demand Deposit Account. Lender shall establish or cause to be established on its books in Borrower's name one or more accounts (each a "Loan Account") to evidence Loans made to Borrower. Lender will credit or cause to be credited to a commercial account ("Demand Deposit Account") maintained by Borrower at Lender's 231 South LaSalle Street, Chicago, Illinois office the amount of any sums advanced as Loans hereunder. Any amounts advanced as Loans hereunder which are credited to Borrower's Demand Deposit Account, together with any other amounts advanced to Borrower as a Loan pursuant to this Agreement, will be debited to the applicable Loan Account and result in an increase in the principal balance outstanding in such Loan Account in the amount thereof.

        2.3    Interest and Fees.

               2.3.1 Interest on Revolving Loans. The unpaid principal amount of each Revolving Loan shall bear interest until maturity at the rates applicable to Revolving Loans indicated in Supplement A. If any Revolving Loan or portion thereof is not paid when due, whether by acceleration or otherwise, the entire unpaid principal amount of the Revolving Loans shall bear interest thereafter until such overdue amount is paid in full at the Default Rate applicable to Revolving Loans indicated in Supplement A. Until maturity, interest on the Revolving Loans shall be paid by Borrower on the date(s) indicated in Supplement A, and at such maturity. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand.

               2.3.2 Nonuse Fee. Borrower agrees to pay to Lender a fee equal to one-half of one percent (0.5%) per annum on the product of (x) the daily average amount by which $5,400,000 exceeds the sum of the outstanding principal balance of the Revolving Loans hereunder plus the outstanding principal amount of the "Revolving Loans" under the Other Loan Agreements times (y) .40. Such fee shall be payable in arrears on the last day of each Fiscal Quarter, and on the date the Credit terminates, in each case for the period then ended.

               2.3.3 Method of Calculating Interest and Fees. Interest on the unpaid principal amount of each Loan shall accrue from and including the date such Loan is made to, but not including, the date such Loan is paid. Interest and any fees shall be calculated on the basis of a year consisting of 360 days and paid for actual days elapsed. All determinations by Lender of the rate of interest applicable to any Loan shall be rebuttable presumptive evidence of the applicable interest rate for such Loan.

               2.3.4 Payment of Interest and Fees. Lender may provide for the payment of any unpaid accrued interest and any fees by charging the Demand Deposit Account or any other bank account maintained by Borrower with Lender.

        2.4    Requests for Loans; Borrowing Base Certificates; Other
Information.

               (a) Loans shall be requested in writing or by telephone, except for Overdraft Loans and Revolving Loans made pursuant to the provisions of Section 5.5, 5.6 or 5.22 of the Parent Loan Agreement (as incorporated herein by reference) or Section 3.2(c), 7.4, 11.3 or 11.4 or any other provision of this Agreement (other than Section 2.1.1) or any Related Agreement that permits Lender to advance Revolving Loans to Borrower.

               (b) In the event that Borrower shall at any time, or from time to time, (i) make a request for a Loan hereunder or (ii) be deemed to have requested an Overdraft Loan, Borrower agrees to provide Lender with such information, as soon as practicable after a request therefor, at such frequency and in such format, as is reasonably required by Lender, such information to be current as of the time such information is provided.

               (c) Borrower further agrees to provide to Lender a current Borrowing Base Certificate at the end of each week and at such other times as Lender may reasonably request. On each Borrowing Base Certificate, determinations as to eligibility and ineligibility of collateral shall be made as of the same time. Such Borrowing Base Certificate shall be executed and certified as accurate by such officers or employees of Borrower as Borrower shall designate in writing to Lender pursuant to duly adopted resolutions of the respective Board of Directors of each such company authorizing such action. Prior to the borrowing of any Loan used to fund the Fuse World Acquisition (or the stock acquisition described in clause (i) of the definition thereof), Borrower agrees to provide Lender a Borrowing Base Certificate with respect to the Accounts Receivable and Inventory of Fuse World as of the latest practicable date, executed by an officer or employee of Borrower designated as aforesaid.

               (d) Borrower shall provide Lender with documentation satisfactory to Lender indicating the names of those employees of Borrower authorized by Borrower to sign Borrowing Base Certificates on behalf of such companies and Borrower shall provide Lender with documentation satisfactory to Lender indicating the names of the employees of Borrower authorized by Borrower to make telephonic requests for Loans, and/or to authorize disbursement of the proceeds of Loans by wire transfer or otherwise, and Lender shall be entitled to rely upon such documentation until notified in writing by Borrower of any change(s) in the names of the employees so authorized. Lender shall be entitled to act on the instructions of anyone identifying himself as one of the persons authorized to request Loans or disbursements of Loan proceeds by telephone and Borrower shall be bound thereby in the same manner as if the person were actually so authorized. Borrower agrees to indemnify and hold Lender harmless from and against any and all claims, damages, liabilities, losses, costs and expenses (including Attorneys' Fees) which may arise or be created by the acceptance of instructions for making or paying Loans by wire transfer or telephone, except for those claims, damages, liabilities, losses, costs and expenses arising from Lender's gross negligence or willful misconduct.

        2.5 Notes. The Revolving Loans shall be evidenced by a promissory note (herein, as it may from time to time be supplemented, extended or replaced, called the "Revolving Note") substantially in the form set forth in Exhibit C, with appropriate insertions, dated the date hereof, payable to the order of Lender on the Termination Date. Borrower hereby irrevocably authorizes

Lender to make (or cause to be made) appropriate notations on the grid attached to the Revolving Note (or on a continuation of such grid attached to the Revolving Note and made a part thereof), which notations, if made, shall evidence, inter alia, the date and outstanding principal amount of all Revolving Loans evidenced thereby. Any such notations on such grid (and on any continuation thereof) indicating the outstanding principal amount of Revolving Loans shall be rebuttable presumptive evidence of the principal amount thereof owing and unpaid, but the failure to record any such amount on such grid (or on such continuation) shall not limit or otherwise affect the obligations of Borrower hereunder or under the Revolving Note to make payments of principal of or interest on such Revolving Loans when due. Upon request by Borrower to Lender (but not more than once in any 90-day period), Lender will furnish Borrower with a photocopy of the grid attached to the Revolving Note.

        2.6 Overdraft Loans. Lender, in its sole and absolute discretion, and subject to the terms hereof, may make a Revolving Loan to Borrower in an amount equal to the amount of any overdraft which may from time to time exist with respect to the Demand Deposit Account or any other bank account which Borrower may now or hereafter have with Lender. The existence of any such overdraft shall be deemed to be a request by Borrower for such Loan. Borrower acknowledges that Lender is under no duty or obligation to make any Loan to Borrower to cover any overdraft. Borrower further agrees that an overdraft shall constitute a separate Loan under this Agreement (an "Overdraft Loan"), which shall bear, from the date on which the overdraft occurred until paid, interest in an amount equal to the greater of (x) 130% of the highest rate of interest then charged for Loans (other than Overdraft Loans) made hereunder and (y) $50.00 per day. If Lender, in its sole and absolute discretion, decides not to make a Loan to cover part or all of any overdraft, Lender may return any check(s) which created such overdraft.

        2.7 Over Advances. Lender, in its sole and absolute discretion, may make Revolving Loans to Borrower in amounts which cause the outstanding principal balance of the Revolving Loans to exceed the Revolving Loan Availability or otherwise permit the outstanding principal balance of the Revolving Loans to at any time exceed the Revolving Loan Availability, and no such event or occurrence shall cause or constitute a waiver by Lender of its right to refuse to make any further Revolving Loans at any time that an Over Advance exists or would result therefrom. During any period in which the aggregate outstanding Revolving Loans exceeds the Revolving Loan Availability (such excess Liabilities are herein referred to as "Over Advances"), the amount of Over Advances shall bear interest at a rate equal to 130% of the highest rate of interest then charged for Revolving Loans made hereunder.

        2.8 All Loans One Obligation. The Revolving Loans and all other Loans under this Agreement shall constitute one Loan, and all Indebtedness and other Liabilities of Borrower to Lender under this Agreement and any of the Related Agreements shall constitute one general obligation secured by Lender's Lien on all of the Collateral and Third Party Collateral and by all other Liens heretofore, now, or at any time or times hereafter granted by Borrower or any other Obligor to Lender. Borrower agrees that all of the rights of Lender set forth in this Agreement shall apply to any modification of or supplement to this Agreement, any Supplements or Exhibits hereto, and the Related Agreements, unless otherwise agreed in writing.

        2.9 Making of Payments; Application of Collections; Charging of Accounts.

               (a) All payments hereunder shall be made without set-off or counterclaim and shall be made to Lender in immediately available funds (except as Lender may otherwise consent) prior to 12:30 p.m., Chicago time, on the date due at its office at 231 South LaSalle Street, Chicago, Illinois 60697, or at such other place as may be designated by Lender to Borrower in writing. Any payments received after such time shall be deemed received on the next Banking Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a date other than a Banking Day, such payment shall be due on the next succeeding Banking Day, and such extension of time shall be included in the calculation of interest and any fees.

               (b) Borrower authorizes Lender to, and Lender will, subject to the provisions of this paragraph (b), apply the whole or any part of any amounts received by Lender (whether deposited in the Assignee Deposit Account of Borrower or otherwise received by Lender) from the collection of items of payment and proceeds of any Collateral or Third Party Collateral (whether received upon any sale or other distribution of Collateral or Third Party Collateral by Lender or otherwise), against the principal of and/or interest on any Loans made hereunder and/or any other Liabilities, whether or not then due, in such order of application as Lender may determine, unless such payments or proceeds are, in Lender's sole and absolute discretion, released to Borrower; provided, however, so long as no Event of Default exists and is continuing, any such amounts received by Lender shall be applied as follows: first, to payment of amounts then due with respect to fees (including Attorneys'
        Fees), charges and expenses for which Borrower or any other Obligor is liable pursuant to this Agreement and the Related Agreements; second, to payment of amounts then due with respect to interest on the Loans; third, to payment of amounts then due with respect to principal of the Loans; fourth, to repayment of the Revolving Loans; and fifth, to payment of the Guaranteed Obligations then due and owing; and provided, further, that no checks, drafts or other instruments received by Lender shall constitute final payment to Lender unless and until such item of payment has actually been collected. All items or amounts which are delivered to Lender by or on behalf of Borrower or any Obligor or any Account Debtor on account of partial or full payment or otherwise as proceeds of any of the Collateral or Third Party Collateral (including any items or amounts which may have been deposited to the Assignee Deposit Account) may from time to time in Lender's sole and absolute discretion be released to Borrower or be applied by Lender towards payment of the Liabilities, whether or not then due, in accordance with the preceding sentence. Notwithstanding anything to the contrary herein,
        (i) solely for purposes of determining the occurrence of an Event of Default, all cash, checks, instruments and other items of payment shall be deemed received upon actual receipt by Lender, unless the same is subsequently dishonored for any reason whatsoever, (ii) for purposes of determining whether, under Section 2.1, there is availability for Loans, all cash, checks, instruments and other items of payment shall be applied against the Liabilities on the first Banking Day after receipt thereof by Lender and (iii) solely for purposes of interest calculation hereunder, all cash, checks, instruments and other items of payment shall be deemed to have been applied against the Liabilities on the second Banking Day after receipt by Lender of available funds with respect thereto.

               (c) Borrower hereby authorizes Lender to, and Lender may, in its sole and absolute discretion, charge to Borrower at any time when due all or any portion of any of the Liabilities including but not limited to any Attorneys' Fees and other costs and expenses of Lender for which Borrower or any other Obligor is liable pursuant to the terms of this Agreement or any Related Agreement, by charging Borrower's Demand Deposit Account or any other bank account of Borrower with Lender; provided, however, that the provisions of this Section 2.9(c) shall not affect the obligation of Borrower or any other Obligor to pay when due all amounts payable by such Person under this Agreement, any Note or any Related Agreement, whether or not there are sufficient funds therefor in the Demand Deposit Account or any such other bank account of Borrower. So long as no Event of Default or Default exists, Lender shall use reasonable efforts to give Borrower prompt notice of Liabilities paid by charging such Demand Deposit Account or other account (but failure to give such notice shall not impose any liability on Lender or relieve Borrower of any of its obligations).

        2.10 Lender's Election Not to Enforce. Notwithstanding any term or condition of this Agreement to the contrary, Lender, in its sole and absolute discretion, at any time and from time to time, may suspend or refrain from enforcing any or all of the restrictions imposed in this Section 2, but no such suspension or failure to enforce shall impair any right or power of Lender under this Agreement, including, without limitation, any right of Lender to refrain from making a Loan if all conditions precedent to Lender's obligation to making such Loan have not been satisfied.

        2.11 Reaffirmation. Each Loan requested by Borrower pursuant to this Agreement shall constitute an automatic certification by Borrower to Lender that
(i) all of the representations and warranties of Borrower, Parent and each other Obligor in this Agreement and each of the Related Agreements are true and correct on the date of such request to the same extent as if made on such date, except for such changes as are specifically permitted hereunder (or under such Related Agreement) and (ii) immediately before and after making the requested Loan, no Event of Default or Default then exists or would result therefrom.

        2.12 Setoff. In addition to and not in limitation of all other rights and remedies (including other rights of offset or banker's lien) that Lender or any other holder of any Note may have under applicable law, Lender or such other holder shall, upon the occurrence of any Event of Default described in Section
6.1 and during the continuance thereof, or upon the occurrence of any Default described in Section 6.1(e) and during the continuance thereof, have the right to appropriate and apply to the payment of the Liabilities (whether or not then due), in such order of application as Lender or such other holder may elect, any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of Borrower then or thereafter with Lender or such other holder. Lender shall use reasonable efforts to give Borrower prompt notice of any appropriation and application pursuant to the preceding sentence (but failure to give such notice shall not impose any liability on Lender or relieve Borrower of any of its obligations).

        2.13 Refinancing Fee. Borrower shall pay Lender a Refinancing Fee (as hereinafter defined) from time to time if Borrower shall obtain any Indebtedness or equity contributions (other than from any other Obligor or Contempo Amsterdam except if such Indebtedness or equity contribution is funded with funds obtained by such other Obligor or Contempo Amsterdam from a non- Obligor (other than Lender)) after the date hereof and Borrower shall at any time cause the Revolving Credit Amount to be permanently reduced with the proceeds of such Indebtedness or equity contributions. As used in this Section, "Refinancing Fee" shall mean an amount equal to the amount of the reduction in the

Revolving Credit Amount caused with such proceeds, multiplied by .0125.

        2.14 Closing Fee. Borrower agrees to pay Lender a closing fee of $20,000 on the Closing Date. With Lender's consent, the amount of such closing fee may be advanced to Borrower as a Revolving Loan.

3.      COLLATERAL.

        3.1 Grant of Security Interest. As security for the payment of all Loans now or hereafter made by Lender to Borrower hereunder or under any Note, as security for the payment or other satisfaction of all other Liabilities, Borrower hereby confirms the continued effectiveness of the grant of a security interest contained in the Original Security Agreement and hereby further grants to Lender a security interest in and to the following property of Borrower, whether now owned or existing, or hereafter acquired or coming into existence, wherever now or hereafter located (all such property is hereinafter referred to collectively as the "Collateral"):

               (a)    Accounts Receivable;

               (b)    Equipment and Fixtures;

               (c)    Inventory;

               (d) General Intangibles (including all rights of Borrower with respect to all amounts now or hereafter from time to time loaned or advanced by Borrower to any Subsidiary);

               (e)    Contract Rights and documents of title;

               (f) All chattel paper and instruments evidencing, arising out of or relating to any obligation to Borrower for goods sold or leased or services rendered, or otherwise arising out of or relating to any property described in clauses (a) through (e) above;

               (g) Any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of or in the name of Borrower now or hereafter with Lender, any agent or bailee for Lender, or any Participant, and any and all property of every kind or description of or in the name of Borrower now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, or standing to Borrower's credit on the books of, Lender, any agent or bailee for Lender, or any Participant;

               (h) All interest of Borrower in any goods the sale or lease of which shall have given or shall give rise to, and in all guaranties and other property securing the payment of or performance under, any Accounts Receivable, General Intangibles, Contract Rights, or any chattel paper or instru-ments referred to in clause (f) above;

               (i) Any and all other property of Borrower, of any kind or description (including but not limited to real estate of Borrower), including, without limitation, any property of Borrower subject to a separate mortgage, pledge or security interest in favor of Lender or in which Lender now or hereafter has or acquires a security interest securing any Liabilities pursuant to an agreement or instrument other than this Agreement;

               (j) All replacements, substitutions, additions or accessions to or for any of the foregoing;

               (k) To the extent related to the property described in clauses
        (a) through (j) above, all books, correspondence, credit files, records, invoices and other papers and documents, including, without limitation, to the extent so related, all tapes, cards, computer runs, computer programs and other papers and documents in the possession or control of Borrower or any computer bureau from time to time acting for Borrower, and, to the extent so related, all rights in, to and under all policies of insurance, including claims of rights to payments thereunder and proceeds therefrom, including any credit insurance; and

               (l) All products and proceeds (including but not limited to any Accounts Receivable or other proceeds arising from the sale or other disposition of any Collateral, any returns of any Equipment or Inventory sold by Borrower, and the proceeds of any insurance covering any of the Collateral) of any of the foregoing.

        3.2  Accounts Receivable.

        (a) If requested by Lender, Borrower shall advise Lender promptly of any Inventory returned by or repossessed from any Account Debtor, or otherwise recovered, shall receive such Inventory in trust and, unless instructed to deliver such Inventory to Lender, shall resell it for Lender. If requested by Lender, Borrower shall notify Lender immediately of all disputes and claims by any Account Debtor and settle or adjust them at no expense to Lender. If Lender directs after the occurrence and during the continuance of an Event of Default or a Default, no discount or credit allowance shall be granted thereafter by Borrower to any Account Debtor. All Account Debtor payments and all net amounts received by Lender in settlement, adjustment or liquidation of any Account Receivable may be applied by Lender to the Liabilities or credited to Borrower's Demand Deposit Account (subject to collection) with Lender, as Lender may deem appropriate, in either case in accordance with Section 2.9. If requested by Lender, Borrower will make proper entries in its books and records disclosing the assignment of Accounts Receivable to Lender.

        (b) Borrower warrants that: (i) to the best of Borrower's knowledge all of the Accounts Receivable are and will continue to be bona fide existing obligations created by the sale of goods, the rendering of services, or the furnishing of other good and sufficient consideration to Account Debtors in the regular course of business and (ii) to the best of Borrower's knowledge all shipping or delivery receipts and other documents furnished or to be furnished to Lender in connection therewith are and will be genuine.

        (c) Lender is hereby authorized and empowered (which authorization and power, being coupled with an interest, shall be irrevocable until the later to occur of termination of this Agreement and the final payment and performance in full of all of the Liabilities) at any time in its sole and absolute discretion:

               (1) To request, in Borrower's name or, after the occurrence and during the continuance of an Event of Default or a Default, in Lender's name or the name of a third party, confirmation from any Account Debtor or party obligated under or with respect to any Collateral of the amount shown by the Accounts Receivable or other Collateral to be payable, or any other matter stated therein;

               (2) To endorse in Borrower's name and to collect any chattel paper, checks, notes, drafts, instruments or other items of payment tendered to or received by Lender in payment of any Account Receivable or other obligation owing to Borrower;

               (3) To notify, in Borrower's name or, after the occurrence and during the continuance of an Event of Default or a Default, in Lender's name, and/or to require Borrower to notify, any Account Debtor or other Person obligated under or in respect of any Collateral, of the fact of Lender's Lien thereon and of the collateral assignment thereof to Lender;

               (4) To direct, in Borrower's name or, after the occurrence and during the continuance of an Event of Default or a Default, in Lender's name, and/or to require Borrower to direct, any Account Debtor or other Person obligated under or in respect of any Collateral to make payment directly to

        Lender of any amounts due or to become due thereunder or with respect thereto; and

               (5) After the occurrence and during the continuance of an Event of Default, to demand, collect, surrender, release or exchange all or any part of any Collateral or any amounts due thereunder or with respect thereto, or compromise or extend or renew for any period (whether or not longer than the initial period) any and all sums which are now or may hereafter become due or owing upon or with respect to any of the Collateral, or enforce, by suit or otherwise, payment or performance of any of the Collateral either in Lender's own name or in the name of Borrower.

Under no circumstances shall Lender be under any duty to act in regard to any of the foregoing matters. The costs relating to any of the foregoing matters, including Attorneys' Fees and reasonable out-of-pocket expenses, and the cost of any Assignee Deposit Account or other bank account or accounts which may be required hereunder, shall be borne solely by Borrower whether the same are incurred by Lender or Borrower, and Lender may advance same to Borrower as a Revolving Loan.

        (d) Unless otherwise consented to by Lender, Borrower will, forthwith upon receipt by Borrower of all checks, drafts, cash and other remittances in payment or as proceeds of, or on account of, any of the Accounts Receivable or other Collateral, deposit the same in a special bank account (the "Assignee Deposit Account") with Lender or such other bank or financial institution as Lender shall consent, over which Lender alone has power of withdrawal, and will, to the extent required by Lender, designate with each such deposit the particular Account Receivable or other item of Collateral upon which the remittance was made. Borrower acknowledges that the maintenance of the Assignee Deposit Account is solely for the convenience of Lender in facilitating its own operations and Borrower does not and shall not have any right, title or interest in the Assignee Deposit Account or in the amounts at any time appearing to the credit thereof. Said proceeds shall be deposited in precisely the form received except for Borrower's endorsement where necessary to permit collection of items, which endorsement Borrower agrees to make. Pending such deposit, Borrower agrees not to commingle any such checks, drafts, cash and other remittances with any of its funds or property, but will hold them separate and apart therefrom and upon an express trust for Lender until deposit thereof is made in the Assignee Deposit Account. Upon the full and final liquidation of all Liabilities, Lender will pay over to Borrower any excess amounts received by Lender as payment or proceeds of Collateral, whether received by Lender as a deposit in the Assignee Deposit Account or received by Lender as a direct payment on any of the sums due hereunder.

        (e) Borrower appoints Lender, or any Person whom Lender may from time to time designate, as Borrower's attorney and agent-in- fact with power: (i) after the occurrence and during the continuance of an Event of Default, to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender; (ii) after the event described in the foregoing clause (i), to receive, open and dispose of all mail addressed to Borrower;
(iii) to send, in Borrower's name or, after the occurrence and during the continuance of an Event of Default or a Default, in Lender's name or the name of a third party, requests for verification of Accounts Receivable or other Collateral to Account Debtors; (iv) to open an escrow account or Assignee Deposit Account under Lender's sole control for the collection of Accounts Receivable or other Collateral, if not required contemporaneously with the execution hereof; and (v) to do all other things which Lender is permitted to do under this Agreement or any Related Agreement or which are reasonably necessary to carry out this Agreement and the Related Agreements. Neither Lender nor any of its directors, officers, employees or agents will be liable for any acts of commission or omission nor for any error in judgment or mistake of fact or law, unless the same shall have resulted from gross negligence or willful misconduct. The foregoing appointment and power, being coupled with an interest, shall be irrevocable until all Liabilities under this Agreement are finally paid and performed in full and this Agreement is terminated. Borrower expressly waives presentment, demand, notice of dishonor and protest of all instruments and any other notice to which it might otherwise be entitled.

        (f) If any Account Receivable, Contract Right or General Intangible arises out of a contract with the United States or any department, agency, or instrumentality thereof, Borrower will, unless Lender shall otherwise agree, immediately notify Lender in writing and execute any instruments and take any steps required by Lender in order that all monies due and to become due under such contract shall be assigned to Lender and notice thereof given to the government under the Federal Assignment of Claims Act of 1940, as amended, or other applicable laws or regulations; provided, however, that unless Lender otherwise requests, until an Event of Default or a Default shall have occurred and be continuing, Borrower need not take any of the steps contemplated in this paragraph with respect to any contract with a value of less than $10,000.

        (g) If any Account Receivable or Contract Right is evidenced by chattel paper or promissory notes, trade acceptances, or other instruments for the payment of money, Borrower will, unless Lender shall otherwise agree, deliver the originals of same to Lender, appropriately endorsed to Lender's order and, regardless of the form of such endorsement, Borrower hereby expressly waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

        3.3    Inventory.

        (a) Unless Lender shall otherwise agree, if Borrower sells Inventory for cash, all full and partial payments therefor shall be immediately (and, in any event, not later than the end of the day received) delivered by Borrower to Lender in their original form for deposit in the Assignee Deposit Account or for other application to reduction of the Liabilities, in either case in accordance with Section 2.9. Pending such delivery, all such cash shall be held by Borrower in trust for Lender.

        (b) Lender shall not be liable or responsible in any way for the safekeeping of any Inventory delivered to it, to any bailee appointed by or for it, to any warehouseman, or under any other circumstances, except for Lender's gross negligence or willful misconduct. Lender shall not be responsible for collection of any proceeds or for losses in collected proceeds held by Borrower in trust for Lender. Any and all risk of loss for any or all of the foregoing shall be upon Borrower, except for such loss as shall result from Lender's gross negligence or willful misconduct.

        (c) If requested by Lender, Borrower shall, upon acquiring an interest in any Inventory, deliver to Lender a description of such Inventory, together with supplier's invoices, warranties, production, cost and other records as Lender may request. If requested by Lender, Borrower shall deliver to Lender schedules of the sale of any Inventory immediately upon its sale. Any material change in the value or condition of any Inventory, and any errors discovered in any schedule or description delivered to Lender, shall be reported to Lender immediately. Borrower confirms that the warranties and representations in this Agreement shall apply to each schedule. Borrower represents and warrants that, as to each schedule and description of Inventory delivered to Lender:

               (1) The descriptions, origins, sizes, qualities, quantities, weights, and markings of all goods stated thereon, or on any attachment thereto, are true and correct in all material respects;

               (2) None of the goods are defective, of second quality, used, or goods returned after shipment, except where described as such; and

               (3) All Inventory not included on such schedule or description has been previously scheduled or described.

        (d) If requested by Lender, Borrower will notify Lender immediately if Borrower obtains possession (by return, repossession or otherwise) of any Inventory which has been sold, and will inform Lender of the identity of the returned or repossessed Inventory, the applicable Account Debtor and the amount of the applicable Account Receivable.

        3.4    Equipment.

        (a) Borrower shall at all times keep, and cause each Subsidiary to keep, its Equipment in good operating condition and repair, ordinary wear and tear excepted, and neither Borrower nor any Subsidiary shall, without the prior written consent of Lender, sell, lease, or otherwise dispose of any of its Equipment, or any part thereof or interest therein; provided, however, that without Lender's consent (but with notice to Lender) Borrower or any Subsidiary may dispose of obsolete or unuseful Equipment in the ordinary course provided all Equipment so disposed of by Parent and its Subsidiaries in any Fiscal Year has an aggregate market value of $50,000 or less.

        (b) In the event any Equipment is sold, transferred or otherwise disposed of by Borrower or any Subsidiary, unless Lender shall agree otherwise, Borrower or the applicable Subsidiary shall deliver all of the proceeds of any such sale, transfer or disposition to Lender, which proceeds shall be deposited in the Assignee Deposit Account or otherwise applied to the repayment of the Liabilities, in either case in accordance with Section 2.9.

        (c) Borrower will, upon request of Lender, submit to Lender a current listing of all Equipment of Borrower and its Subsidiaries, which listing shall indicate the type, model, serial number and location of such Equipment.

        3.5 Supplemental Documentation. At Lender's request, Borrower shall execute and/or deliver to Lender, at any time or times hereafter, such agreements, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of Accounts Receivable, schedules of Accounts Receivable assigned, and other written matter necessary or reasonably requested by Lender to perfect and maintain perfected Lender's security interest in the Collateral (all the above is hereinafter referred to as the "Supplemental Documentation"), in form and substance acceptable to Lender, and pay all taxes, fees and other reasonable costs and expenses associated with any recording or filing of the Supplemental Documentation. Borrower hereby irrevocably makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney (and agent-in-fact) (which appointment and power, being coupled with an interest, shall be irrevocable until the later to occur of termination of this Agreement and final payment and performance in full of all of the Liabilities) to sign the name of Borrower on any of the Supplemental Documentation and to deliver any of the

Supplemental Documentation to such Persons as Lender, in its sole and absolute discretion, may elect. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

4. REPRESENTATIONS AND WARRANTIES. To induce Lender to make Loans to Borrower under this Agreement, Borrower hereby represents and warrants to Lender the truth and accuracy of all matters contained in Section 4 of the Parent Loan Agreement as from time to time in effect (or, if the Parent Loan Agreement has been terminated, as in effect immediately prior to such termination), insofar as the representations and warranties contained therein are applicable to Borrower, each such representation and warranty (insofar as applicable as aforesaid) and all other terms of the Parent Loan Agreement to which reference is made therein, being incorporated herein by reference as though specifically set forth herein.

5. BORROWER COVENANTS. From the date of this Agreement and thereafter until the Credit is terminated and all Liabilities are finally paid in full, Borrower agrees that, unless Lender shall otherwise consent in writing, it will perform, comply with and be bound by all of the agreements, covenants and obligations set forth in Section 5 of the Parent Loan Agreement as from time to time in effect (or, if the Parent Loan Agreement has been terminated, as in effect immediately prior to such termination) which are applicable to Borrower, each such agreement, covenant and obligation and all other terms of the Parent Loan Agreement to which reference is made therein being incorporated herein by reference as though specifically set forth herein. Without limiting the foregoing, to the extent that Sections 5.5, 5.6 and 5.22 of the Parent Loan Agreement provide that Lender may advance loans to Parent in certain circumstances, it is agreed that Lender may make advances to Borrower in such circumstances if such circumstances exist with respect to Borrower, with such advances to be Revolving Loans hereunder.

6.  DEFAULT.

        6.1 Event of Default. Each of the following shall constitute an Event of Default under this Agreement:

               (a) Non-Payment. Default in the payment, when due or declared due, of any of the Liabilities.

               (b) Non-Payment of Other Indebtedness. Default in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Indebtedness of, or guaranteed by, Borrower, any other Obligor or any Subsidiary (other than (i) any Indebtedness under this Agreement and any Notes, (ii) any Indebtedness of Parent or any Subsidiary of Parent to Borrower or to any other Subsidiary of Parent, (iii) any Indebtedness of Borrower to Parent or any other Subsidiary of Parent or (iv) Indebtedness under the Other Loan Agreements); provided that the aggregate amount of Indebtedness so affected shall equal or exceed $25,000.

               (c) Acceleration of Other Indebtedness. Any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness of, or guaranteed by, Borrower, any other Obligor or any Subsidiary (other than (i) any Indebtedness of Parent or any Subsidiary of Parent to Borrower or to any other Subsidiary of Parent, (ii) the Indebtedness under this Agreement and any Notes, (iii) any Indebtedness of Borrower to Parent or any other Subsidiary of Parent or (iv) Indebtedness under the Other Loan Agreements) or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness; provided that the aggregate amount of Indebtedness with respect to which such event or condition shall have occurred shall equal or exceed $25,000.

               (d) Other Obligations. Default in the payment when due, whether by acceleration or otherwise, or in the performance or observance (subject to any applicable grace period or waiver of such default) of
        (i) any obligation or agreement of Borrower, any other Obligor or any Subsidiary to or with Lender (other than any obligation or agreement of Borrower hereunder and under any Related Agreement); or (ii) any material obligation or agreement of Borrower, any other Obligor or any Subsidiary to or with any other Person (other than (x) any such material obligation or agreement constituting or related to Indebtedness, (y) Trade Accounts Payable and (z) any material obligation or agreement of any Subsidiary to Borrower or to any other Subsidiary), except only to the extent that the existence of any such default is being contested by Borrower, such other Obligor or such Subsidiary, as the case may be, in good faith and by appropriate proceedings and Borrower, such other Obligor or such Subsidiary, as applicable, shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

               (e) Insolvency. Borrower, any other Obligor or any Subsidiary becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for Borrower, such other Obligor or such Subsidiary, or for a substantial part of the property of Borrower, such other Obligor or such Subsidiary, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Borrower, any other Obligor or any Subsidiary, or for a substantial part of the property of Borrower, any other Obligor or any Subsidiary and is not discharged or dismissed within 60 days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against Borrower, any other Obligor or any Subsidiary and, solely in the case where such proceeding shall have been instituted against Borrower, such Obligor or such Subsidiary, such proceeding shall not have been dismissed within 60 days or an order for relief shall have been entered; or any warrant of attachment or similar legal process is issued against any substantial part of the property of Borrower, any other Obligor or any Subsidiary.

               (f) Pension Plans. The institution by Borrower or any ERISA Affiliate of steps to terminate any Pension Plan if, in order to effectuate such termination, Borrower or any ERISA Affiliate would be required to make a contribution to such Pension Plan, or would incur a liability or obligation to such Pension Plan, in excess of $50,000; the institution by the PBGC of steps to terminate any Pension Plan and the continuation of either such condition after notice thereof from Lender; or a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

               (g) Non-Compliance With This Agreement. Default in the performance of any of Borrower's agreements set forth in Section 2, 3.2,
        3.3 or 3.4 hereof or Section 5.3, 5.5, 5.6 or 5.12 through 5.30 of the Parent Loan Agreement (and not, in each case, constituting an Event of Default under any of the other subsections of this Section 6.1), and continuance of such default after written notice thereof to Borrower from Lender; or default in the performance of any of Borrower's agreements set forth in Section 6 of Supplement A or Section 5.2 of the Parent Loan Agreement (and not, in each case, constituting an Event of Default under any of the other subsections of this Section 6.1), and continuance of such default for three (3) Banking Days after notice thereof to Borrower from Lender; or default in the performance of any of Borrower's other agreements herein set forth (and not constituting an Event of Default under any of the other subsections of this Section 6.1), and continuance of such default for thirty (30) days after written notice thereof to Borrower from Lender.

               (h) Non-Compliance With Related Agreements. Default in the performance by Borrower, any other Obligor or any Subsidiary of any of its agreements set forth in any Related Agreement (and not constituting an Event of Default under any of the other subsections of this Section 6.1), and continuance of such default after notice from Lender and the expiration of the grace period (if any) set forth therein.

               (i) Warranty. Any warranty made by Borrower or any other Obligor herein or in any Related Agreement is untrue or misleading in any material respect when made or deemed made; any schedule, statement, report, notice, certificate or other writing furnished by Borrower or any other Obligor to Lender is untrue or misleading in any material respect on the date as of which the facts set forth therein are stated or certified; or any certification made or deemed made by Borrower or any other Obligor to Lender is untrue or misleading in any material respect on or as of the date made or deemed made.

               (j) Litigation. There shall be entered against any one of Borrower, any other Obligor or any Subsidiary one or more judgments or decrees in excess of $50,000 in the aggregate at any one time outstanding, excluding those judgments or decrees (i) that shall have been outstanding less than 30 calendar days from the entry thereof or
        (ii) for and to the extent which Borrower, such Subsidiary or such Obligor, as applicable, is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which Borrower, such Subsidiary or such Obligor, as applicable, is otherwise indemnified if the terms of such indemnification are satisfactory to Lender.

               (k) Validity. If the validity or enforceability of this Agreement or any Related Agreement shall be challenged by Borrower, any other Obligor or any other Person acting through, or on behalf of, Borrower or any other Obligor, or shall fail to remain in full force and effect.

               (l) Conduct of Business. If Borrower, any other Obligor or any Subsidiary is enjoined, restrained or in any way prevented by court order, which has not been dissolved or stayed within five (5) business days, from conducting all or any material part of its business affairs.

               (m) Material Adverse Change. Lender shall have determined in good faith that (i) a material adverse change has occurred in the business, operations or financial condition of Borrower, any other Obligor or any Subsidiary, (ii) Lender's interest in any material Collateral or Third Party Collateral has been adversely affected or impaired, or the value thereof to Lender has been diminished to a material extent or (iii) the prospect of payment or performance of any obligation or agreement of Borrower or any other Obligor hereunder or under any Related Agreement is materially impaired, and the condition giving rise to such determination does not constitute an Event of Default under any of the other subsections of this Section 6.1 and continues to exist unremedied for a period of thirty (30) days after written notice of such determination by Lender to Borrower.

               (n) Other Loan Agreements. The existence of any other "Event of Default" under and as defined in the Other Loan
        Agreements.

        6.2    Effect of Event of Default; Remedies.

        (a) In the event that one or more Events of Default described in Section 6.1(e) shall occur, then Lender's commitment and the Credit extended under this Agreement shall terminate and all Liabilities hereunder and under any Notes shall be immediately due and payable without demand, notice or declaration of any kind whatsoever.

        (b) In the event an Event of Default other than one described in Section 6.1(e) shall occur, then Lender may declare its commitment terminated and/or all Liabilities hereunder and under any Notes immediately due and payable without demand or notice of any kind whatsoever, whereupon the Credit extended under this Agreement shall terminate and all Liabilities hereunder and under any Notes shall be immediately due and payable. Lender shall promptly advise Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.

        (c) If any Event of Default exists and is continuing, Lender may exercise any one or more or all of the following remedies, all of which are cumulative and non-exclusive:

               (1) Any remedy contained in this Agreement or in any of the Related Agreements or any Supplemental Documentation;

               (2) Any rights and remedies available to Lender under the UCC and any other applicable law;

               (3) To the extent permitted by applicable law, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral and Third Party Collateral (in addition to Collateral and Third Party Collateral which it may already have in its possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any premises where any of the Collateral or Third Party Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral or Third Party Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same in any of Borrower's premises without cost to Lender;

               (4) At Lender's request, Borrower will (and will cause its Subsidiaries to), at Borrower's (or such Subsidiaries') expense, assemble the Collateral and Third Party Collateral and make it available to Lender at a place or places to be designated by Lender which is reasonably convenient to Lender and Borrower; and

               (5) Lender at its option, and pursuant to notification given to Borrower (or any other applicable Obligor) as provided for below, may sell any Collateral or Third Party Collateral actually or constructively in its possession at public or private sale and apply the proceeds thereof as provided below.

7.      ADDITIONAL PROVISIONS REGARDING COLLATERAL AND LENDER'S
RIGHTS.

        7.1 Notice of Disposition of Collateral. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition.

        7.2 Application of Proceeds of Collateral. Any proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the taking possession of, storing, preparing for sale, and disposition of Collateral, including Attorneys' Fees and legal expenses, and any balance of such proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect.

        7.3 Care of Collateral. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Borrower requests in writing, but failure of Lender to comply with such request shall not, of itself, be deemed a failure to exercise reasonable care, and no failure of Lender to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by Borrower, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

        7.4 Performance of Borrower's Obligations. Lender shall have the right, but shall not be obligated, to discharge any claims against or Liens, and any Taxes at any time levied or placed upon any or all Collateral, including, without limitation, those arising under statute or in favor of landlords, taxing authorities, government, public and/or private warehousemen, common and/or private carriers, processors, finishers, draymen, coopers, dryers, mechanics, artisans, laborers, attorneys, courts, or others. Lender may also pay for maintenance and preservation of Collateral. Lender may, but is not obligated to, perform or fulfill any of Borrower's responsibilities under this Agreement which Borrower has failed to perform or fulfill. Lender may advance to Borrower as a Revolving Loan any payment made or expense incurred by Lender under this Section 7.4.

        7.5 Lender's Rights. None of the following shall affect the obligations of Borrower to Lender under this Agreement or Lender's right with respect to the remaining Collateral or any Third Party Collateral (any or all of which actions may be taken by Lender at any time, whether before or after an Event of Default, at its sole and absolute discretion and without notice to Borrower):

               (a) acceptance or retention by Lender of other property or interests in property as security for the Liabilities, or acceptance or retention of any Obligor(s), in addition to Borrower, with respect to any of the Liabilities;

               (b) release of its security interest in, or the surrender or release of, or the substitution or exchange of or for, all or any part of the Collateral or any Third Party Collateral or any other property securing any of the Liabilities (including but not limited to any property of any Obligor other than Borrower), or any extension or renewal for one or more periods (whether or not longer than the original period), or release, compromise, alteration or exchange, of any obligations of any guarantor or other Obligor with respect to any Collateral, any Third Party Collateral or any such property;

               (c) extension or renewal for one or more periods (whether or not longer than the original period), or release, compromise, alteration or exchange of any of the Liabilities, or release or compromise of any obligation of any Obligor with respect to any of the Liabilities; or

               (d) failure by Lender to resort to other security or pursue any Person liable for any of the Liabilities before resorting to the Collateral or Third Party Collateral.

8.      CONDITIONS PRECEDENT; DELIVERY OF DOCUMENTS AND OTHER MATTERS.

        8.1 Conditions Precedent. The effectiveness of this Agreement (and the obligation of Lender to make any Loan hereunder on the date of this Agreement) is subject to satisfaction of the following conditions precedent (in addition to those provided in Section 8.2):

               8.1.1 Security Interest. The security interest in the Collateral granted under this Agreement and the Related Agreements, and in any Third Party Collateral and all other Liens granted to Lender to secure the Liabilities, shall be a senior, perfected Lien except as otherwise agreed by Lender, and all financing statements and other documents relating to Collateral and Third Party Collateral shall have been filed or recorded, as appropriate.

               8.1.2 Blocked Account; Lock Box. Borrower and its Subsidiaries shall have entered into blocked account and/or lock box agreements with Lender for the collection and remittance to Lender of cash proceeds of Collateral and Third Party Collateral.

               8.1.3 Effect of Law. No law or regulation affecting Lender's entering into this Agreement shall impose upon Lender any material obligation, fee, liability, loss, cost, expense or damage.

               8.1.4 Other Loan Agreements. The Other Loan Agreements shall have become effective in accordance with their terms.

               8.1.5 Fees. Lender shall have received the closing fee referred to in Section 2.14 and any other fees then due and payable by Borrower or any other Person hereunder or in connection herewith.

               8.1.6 Documents. Lender shall have received all of the following, each duly executed where appropriate and dated as of the Closing Date (or such other date as shall be satisfactory to Lender), in form and substance satisfactory to Lender:

               (a) Resolutions. A copy, duly certified by the secretary or an assistant secretary of Borrower and each Subsidiary party to a Related Agreement, of: (1) resolutions of the Board of Directors of Borrower and each such Subsidiary authorizing (A) the borrowings by Borrower hereunder, (B) the execution, delivery and performance by Borrower and each such Subsidiary of this Agreement and each other Related Agreement to which Borrower and each such Subsidiary is a party or by which it is bound and (C) certain officers or employees (i) of

        Borrower to request borrowings by telephone and (ii) of Borrower to execute Borrowing Base Certificates; (2) all documents evidencing any other necessary corporate action with respect to this Agreement and the Related Agreements; and (3) all approvals or consents, if any, with respect to this Agreement and the Related Agreements;

               (b) Incumbency Certificates. A certificate of the secretary of Borrower and each Subsidiary party to a Related Agreement certifying the names of the officers of Borrower and each such Subsidiary authorized to sign this Agreement and each other Related Agreement to which Borrower and each such Subsidiary is a party or by which any of them is bound, and all other documents and certificates to be delivered by any of them hereunder, together with samples of the true signatures of such officers;

               (c) Borrower's Certificate. The certificate of the President or Chief Executive Officer of Borrower certifying to the fulfillment of all conditions precedent to closing and funding the secured financing transaction contemplated by this Agreement and to the truth and accuracy, as of such date, of the representations and warranties of Borrower and each Subsidiary party to a Related Agreement contained in this Agreement and each other Related Agreement to which Borrower or such Subsidiary is a party or by which it is bound;

               (d) Landlord's Consents. A Landlord's Consent, duly executed by the owner of each leased premises identified on Schedule 4.12, 4.13 or
        4.15 to the Parent Loan Agreement where Collateral or Third Party Collateral is located other than 4209 Vineland Road, Orlando, Florida;

               (e)  Note.  The Revolving Note in the form of Exhibit C;
        and

               (f) Other Documents. Such other documents as Lender shall determine to be necessary or desirable, including but not limited to documents described in paragraphs (a) and (b) of this Section 8.1.6 with respect to any Obligor other than Borrower and its Subsidiaries.

        8.2 Continuing Conditions Precedent to all Loans; Certification. The obligation of Lender to make any Loan hereunder is subject to satisfaction of the following conditions precedent in addition to those provided in Section 8.1:

               (a) No Change in Condition. No change in the condition or operations, financial or otherwise, of Borrower, any Subsidiary or any other Obligor shall have occurred which change, in the reasonable credit judgment of Lender, would reasonably be expected to have a material adverse effect on Borrower, such Subsidiary or such other Obligor, or on any Collateral or Third Party Collateral (which Collateral or Third Party Collateral Lender deems in its sole discretion to be material);

               (b) Default. Before and after giving effect to such Loan, no Event of Default or Default shall have occurred and be continuing;

               (c) Insurance. There shall have been no material change, or notice of prospective material change (whether such notice is formal or informal), in the nature, extent, scope or cost of the insurance policies of Borrower or any Subsidiary listed on Schedule 4.7 to the Parent Loan Agreement which change would have a material adverse effect on the financial condition of Borrower, any Subsidiary or Borrower and its Subsidiaries taken as a whole, or would significantly adversely affect Borrower's ability to perform its obligations under this Agreement, the Notes or any Related Agreement to which it is a party or by which it is bound;

               (d) Warranties. Before and after giving effect to such Loan, the warranties in Section 4 shall be true and correct as though made on the date of such Loan, except for such changes as are specifically permitted hereunder; and

               (e) Accounting Methods. Borrower shall not have made any material (as reasonably determined by Lender) change in its accounting methods or principles except as required by GAAP.

        Each request for a Loan hereunder made or deemed to have been made by Borrower shall be deemed to be a certificate of Borrower as to the matters set out in the foregoing provisions of this Section 8.2.

9.  INDEMNITY.

        9.1 Environmental and Safety and Health Indemnity. Borrower hereby indemnifies Lender and agrees to hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and Attorneys' Fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Lender for, with respect to, or as a direct or indirect result of the violation by Parent or any of its Subsidiaries of any Environmental Law or Occupational Safety and Health Law, or with respect to, or as a direct or indirect result of, (i) the presence on or under, or the escape, seepage, leakage, spillage, disposal, discharge, emission or release from, properties utilized by Parent and/or any Subsidiary of Parent into or upon any land, the atmosphere, or any watercourse, body of water, groundwater or wetland, of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) or (ii) the existence of any unsafe or unhealthful condition on or at any premises utilized by Parent and/or any Subsidiary of Parent in the conduct of its business. The provisions and undertakings of indemnification set out in this Section 9.1 shall survive satisfaction and payment of the Liabilities and termination of this Agreement.

        9.2 General Indemnity. In addition to the payment of expenses pursuant to Section 11.3, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Lender and any holder of any Note, and the officers, directors, employees, agents, and affiliates of Lender and such holders (collectively, the "Indemnitees"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any Indemnitee, in any manner relating to or arising out of this Agreement, any Related Agreement or any other agreements executed and delivered by Borrower or any other Obligor in connection herewith, the statements contained in any commitment letter delivered by Lender, Lender's agreement to make the Loans hereunder, or the use or intended use of the proceeds of any of the Loans hereunder (the "indemnified liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions and undertakings of indemnification set out in this Section 9.2 shall survive satisfaction and payment of the Liabilities and termination of this Agreement.

        9.3 Capital Adequacy. If Lender shall reasonably determine that the application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force or law (including, without limitation, application of changes to Regulation H and Regulation Y of the Federal Reserve Board issued by the Federal Reserve Board on January 19, 1989 and regulations of the Comptroller of the Currency, Department of the Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency on January 27, 1989) increases the amount of capital required or expected to be maintained by Lender or any Person controlling Lender, and such increase is based upon the existence of Lender's obligations hereunder and other commitments of this type, then from time to time, within ten (10) days after demand from Lender, Borrower shall pay to Lender such amount or amounts as will compensate Lender or such controlling Person, as the case may be, for such increased capital requirement. The determination of any amount to be paid by Borrower under this Section 9.3 shall take into consideration the policies of Lender or any Person controlling Lender with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of Lender setting forth the amount or amounts as shall be necessary to compensate Lender as specified in this Section 9.3 shall be delivered to Borrower and shall be conclusive in the absence of manifest error. The provisions and undertakings of indemnification set out in this Section 9.3 shall survive satisfaction and payment of the Liabilities and termination of this Agreement.

        9.4 Other Indemnities. Notwithstanding anything to the contrary elsewhere in this Agreement, all other indemnities of Borrower in favor of Lender contained in this Agreement shall survive satisfaction and payment of the Liabilities and termination of this Agreement.

10. ADDITIONAL PROVISIONS. Additional provisions are set forth in Supplement A.

11.     GENERAL.

        11.1 Borrower Waiver. Except as otherwise provided for in this Agreement, Borrower waives (i) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, one or more extensions or renewals of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and, assuming Lender has acted in a commercially reasonable manner, hereby ratifies and confirms whatever Lender may do in this regard; (ii) all rights to notice and a hearing prior to Lender's taking possession or control of, or Lender's relevy, attachment or levy on or of, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (iii) the benefit of all valuation, appraisement and exemption laws. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement and the transactions evidenced by this Agreement.

        11.2 Power of Attorney. Borrower appoints Lender, or any Person whom Lender may from time to time designate, as Borrower's attorney and agent-in-fact with power (which appointment and power, being coupled with an interest, shall be irrevocable until all Liabilities are finally paid and performed in full and this Agreement is terminated), without notice to Borrower, to:

               (a) At such time or times hereafter as Lender or said agent, in its sole and absolute discretion, may determine in Borrower's or Lender's name (i) endorse Borrower's name on any checks, notes, drafts or any other items of payment relating to and/or proceeds of the Collateral which come into the possession of Lender or under Lender's control and apply such payment or proceeds to the Liabilities in accordance with the terms hereof; (ii) endorse Borrower's name on any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement in Lender's possession relating to Accounts Receivable, Inventory or any other Collateral; (iii) use the information recorded on or contained in any data processing equipment and computer hardware and software to which Borrower has access relating to Accounts Receivable, Inventory and/or other Collateral; (iv) use Borrower's stationery and sign the name of Borrower to verification of Accounts Receivable and notices thereof to Account Debtors; and (v) if not done by Borrower, do all acts and things determined by Lender to be necessary, to fulfill Borrower's obligations under this Agreement; and

               (b) At such time or times after the occurrence and during the continuance of an Event of Default, as Lender or said agent, in its sole and absolute discretion, may determine, in Borrower's or Lender's name:
        (i) demand payment of the Accounts Receivable; (ii) enforce payment of the Accounts Receivable, by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies with respect to the collection of the Accounts Receivable and other Collateral; (iv) settle, adjust, compromise, extend or renew the Accounts Receivable; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts Receivable; (vi) if permitted by applicable law, sell or assign the Accounts Receivable and/or other Collateral upon such terms for such amounts and at such time or times as Lender may deem advisable; (vii) discharge and release the Accounts Receivable and/or other Collateral;
        (viii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or similar document against any Account Debtor; (ix) prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts Receivable and/or other Collateral; and (x) do all acts and things necessary, in Lender's sole and absolute discretion, to obtain repayment of the Liabilities and to fulfill Borrower's other obligations under this Agreement.

        11.3 Expenses; Attorneys' Fees. Borrower agrees, whether or not any Loan is made hereunder, to pay upon demand all Attorneys' Fees and all other reasonable expenses incurred by Lender in connection with (i) [intentionally left blank], (ii) the preparation of any and all amendments to this Agreement or any of the Related Agreements and all other instruments or documents provided for therein or delivered or to be delivered thereunder or in connection therewith, (iii) the collection or enforcement of Borrower's or any other Obligor's obligations hereunder or under any Related Agreement, and (iv) the collection or enforcement of any of Lender's rights in or to any Collateral or Third Party Collateral. Lender may advance all such amounts to Borrower as a Revolving Loan. Borrower also agrees, (v) to indemnify and hold Lender harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans except for losses and expenses arising from Lender's gross negligence or willful misconduct, and (vi) to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement, or any Related Agreement or Supplemental Documentation, or the issuance of any Note or of any other instruments or documents provided for herein or to be delivered hereunder or in connection herewith. Borrower's foregoing obligations shall survive any termination of this Agreement.

        11.4 Lender Fees and Charges. Borrower agrees to pay Lender on demand the customary fees and charges of Lender for maintenance of accounts with Lender or for providing other services to Borrower. Lender may, in its sole and absolute discretion, provide for such payment by advancing the amount thereof to Borrower as a Revolving Loan.

        11.5 Lawful Interest. In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest applicable rate, Lender shall promptly refund such excess interest to Borrower.

        11.6 No Waiver by Lender; Amendments. No failure or delay on the part of Lender in the exercise of any power or right, and no course of dealing between Borrower and Lender shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to Lender at law or in equity. No notice to or demand on Borrower not required hereunder shall in any event entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Related Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by Lender and Borrower. Any waiver of any provision of this Agreement, and any consent to any departure by Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

        11.7 Termination of Credit.

             (a) Unless the Termination Date is extended pursuant to clause
        (b) of this Section 11.7, the Credit shall terminate on the then-scheduled Termination Date. Borrower may terminate the Credit at any time prior to the Termination Date upon notice to Lender and payment in full of the outstanding principal balance of the Loans and all other Liabilities. All of Lender's rights and remedies, the liens and security interests of Lender in the Collateral and the Third Party Collateral and all of Borrower's duties and obligations under this Agreement shall survive termination of the Credit extended to Borrower hereunder until all of the Liabilities have been finally paid and performed in full. The termination or cancellation of the Credit shall not affect or impair the liabilities and obligations of Borrower or any one or more of the Obligors to Lender or Lender's rights with respect to any Loans and advances made and other Liabilities incurred prior to such termination or with respect to the Collateral or any Third Party Collateral.

             (b) Borrower may, not more than 90 days nor less than 75 days prior to any scheduled Termination Date, request that Lender extend the Credit for an additional one-year period to the next anniversary of such date. Unless Lender, in the exercise of its sole and complete discretion, notifies Borrower of its willingness to extend the Credit for such additional one-year period, the Credit shall terminate on the then scheduled Termination Date (and all Loans and other Liabilities shall be thereupon due and payable).

        11.8 Notices. Except as otherwise expressly provided herein, any notice hereunder to Borrower or Lender shall be in writing
(including telegraphic, telex, or facsimile communication) and shall be given to Borrower or Lender at its address, telex number or facsimile number set forth on the signature pages hereof or at such other address, telex number or facsimile number as Borrower or Lender may, by written notice, designate as its address, telex number or facsimile number for purposes of notices hereunder. All such notices shall be deemed to be given when transmitted by telex and the appropriate answerback is received, transmitted by facsimile, delivered to the telegraph office, delivered by courier, personally delivered or, in the case of notice by mail, three (3) Banking Days following deposit in the United States mails, properly addressed as herein provided, with proper postage prepaid; provided, however, that notice to Lender of Borrower's intent to terminate the Credit shall not be effective until actually received by Lender.

        11.9 Assignments and Participations; Information. Borrower hereby consents to Lender's grant of participations in or sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement or any Related Agreement, or of any portion of any thereof, including without limitation Lender's rights, titles, interests, remedies, powers and/or duties. Lender may furnish any information concerning Borrower in the possession of Lender from time to time to assignees of the rights and/or obligations of Lender hereunder and to Participants in any Loan (including prospective assignees and Participants) and may furnish information in response to credit inquiries consistent with general banking practice. Lender shall promptly notify Borrower of Lender's grant of any participation in or sale, assignment, transfer or other disposition of this Agreement or any Related Agreement, or of any portion of any thereof. Borrower shall use its reasonable efforts to assist Lender in its efforts to sell assignments and participations.

        11.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        11.11 Successors. This Agreement shall be binding upon Borrower and Lender and their respective successors and assigns, and shall inure to the benefit of Borrower and Lender and the successors and assigns of Lender. Borrower shall not assign its rights or duties hereunder without the consent of Lender.

        11.12 Construction. Borrower acknowledges that this Agreement shall not be binding upon Lender until and unless accepted by Lender in writing. If so accepted by Lender, this Agreement and the Related Agreements and Supplemental Documentation shall, unless otherwise expressly provided therein, be deemed to

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have been negotiated and entered into in, and shall be governed and controlled by the laws of, the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law, and in all other respects, including, but not limited to, the legality of the interest rate and other charges, but excluding perfection of security interests and liens which shall be governed and controlled by the laws of the relevant jurisdiction.

        11.13 Consent to Jurisdiction. To induce Lender to accept this Agreement, Borrower irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE RELATED AGREEMENTS, THE SUPPLEMENTAL DOCUMENTATION OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

        11.14 Subsidiary Reference. Any reference herein to a Subsidiary or Subsidiaries of Borrower, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to "Borrower and its Subsidiaries" or which is to be determined on a "consolidated" or "consolidating" basis, shall apply only to the extent Borrower has any Subsidiaries and, where applicable, to the extent any such Subsidiaries are consolidated with Borrower for financial reporting purposes.

        11.15 WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        Initials of Steven D. Hollopeter, President of Borrower:
        _______________.

        11.16 Prior Actions. Borrower hereby waives, releases and forever discharges Lender, its officers, employees and agents, from any and all rights, claims, demands or causes or action against Lender, in law or in equity, arising out of Lender's past actions or omissions with respect to the Original Loan Agreement, any other agreements or documents, or any lien or collateral securing any Liabilities under and as defined in the Original Loan Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                         DELAWARE ELECTRO INDUSTRIES, INC.


                                         By:__________________________________
                                         Title: ______________________________


                                         Address: c/o Azimuth Corporation
                                                  4209 Vineland Road
                                                  Orlando, Florida  32811

                                         Attention:  Alexander M. Milley
                                         Facsimile number: (407) 849-0625


                                         BANK OF AMERICA ILLINOIS

                                         By: _________________________________
                                         Title: ______________________________

                                         Address: 231 South LaSalle Street
                                                  Chicago, Illinois  60697

                                         Attention: Andrew J. Sutherland

                                         Facsimile number: 312/828-3889

                                  SUPPLEMENT A
                                       to
                           LOAN AND SECURITY AGREEMENT

               Dated as of October 9, 1995 between BANK OF AMERICA
              ILLINOIS ("Lender") and DELAWARE ELECTRO INDUSTRIES,
                                INC. ("Borrower")


1. Loan Agreement Reference. This Supplement A, as it may be amended or modified from time to time, is a part of the Loan and Security Agreement dated as of October 9, 1995 between Borrower and Lender (together with all amendments, modifications and supplements thereto, the "Loan Agreement"). Terms used herein which are defined in the Loan Agreement shall have the meaning ascribed to them therein unless the context requires otherwise.

2. Revolving Credit Amount; Borrowing Base.

        2.1 Revolving Credit Amount. The maximum amount of Revolving Loans which Lender will make available to Borrower (such amount is herein called the "Revolving Credit Amount") is (i) FIVE MILLION FOUR HUNDRED THOUSAND DOLLARS ($5,400,000) (unless such amount is increased by Lender in its sole discretion) less (ii) the principal amount of "Revolving Loans" (under and as defined in each Other Loan Agreement) outstanding under each Other Loan Agreement.

        2.2 Borrowing Base. The term "Borrowing Base", as used herein, shall mean:

            (i) an amount (the "Accounts Receivable Availability") equal to 85% of the net amount (after deduction of such reserves and allowances as Lender deems proper and necessary in good faith and in the exercise of its reasonable judgment) of the Eligible Accounts Receivable of Borrower; plus

            (ii) an amount (the "Inventory Availability") equal to the lesser of (A) the sum of (x) 40% of the net value (as determined by Lender and after deduction of such reserves and allowances as Lender deems proper and necessary in good faith and in the exercise of its reasonable judgment) of the Eligible Inventory of Borrower consisting of fuses plus (y) 25% of the net value (as determined by Lender and after deduction of such reserves and allowances as Lender deems proper and necessary in good faith and in the exercise of its reasonable judgment) of the Eligible Inventory of Borrower consisting of fasteners or (B) $2,500,000 (such dollar amount, as adjusted from time to time, is hereinafter called the "Inventory Availability Sublimit"); plus

            (iii) an amount (the "Additional Availability") equal to (A)(1) from the Closing Date to the one year anniversary thereof, $300,000 and (2) thereafter, zero less (B) the principal amount of "Revolving Loans" under and as defined in the Other Loan Agreements then outstanding under the Other Loan Agreements in excess of the "Accounts Receivable Availability" under and as defined in each Other Loan Agreement.

        2.3 Availability Adjustments.

            None.

        2.4 Lender's Rights. Borrower agrees that nothing contained in this Supplement A (i) shall be construed as Lender's agreement to resort or look to a particular type or item of Collateral as security for any specific Loan or advance or in any way limit Lender's right to resort to any or all of the Collateral as security for any of the Liabilities, (ii) shall be deemed to limit or reduce any lien on or any security interest in or upon any portion of the Collateral or other security for the Liabilities or (iii) shall supersede
Section 2.8 of the Loan Agreement.

3.      Interest.

        3.1
            (a) Interest to Maturity. The outstanding principal balance of the Revolving Loans (other than Overdraft Loans and Over Advances) shall bear interest to maturity at the Reference Rate in effect from time to time plus one and one-half percent (1.5%) per annum.

                (b) Default Rate. If any amount of the Revolving Loans is
            not paid when due, whether by acceleration or otherwise, the outstanding principal balance of the Revolving Loans (other than Overdraft Loans and Over Advances) shall bear interest until paid at a rate per annum equal to the greater of the (a) the Reference Rate from time to time in effect plus two and one-half percent (2.5%) or (b) two and one-half percent (2.5%) above the Reference Rate in effect at the time such amount became due.

        3.2 Overdraft Loans; Over Advances. Overdraft Loans and Over Advances shall bear interest at the rate(s) determined pursuant to Section 2.6 or Section
2.7 of the Loan Agreement, as applicable.

        3.3 Computation. Interest shall be calculated on the basis of a year consisting of 360 days and paid for actual days elapsed.
Changes in any interest rate provided for herein which are due to changes in the Reference Rate shall take effect on the date of the change in the Reference Rate.

        3.4 Payment. Until maturity, interest on the Loans shall be payable monthly in arrears on the last day of each calendar month at maturity. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand.

4. Eligible Account Receivable Data. Each Account Receivable of Borrower must be due and payable within 90 days of the date of the invoice evidencing such Account Receivable and must not be unpaid on the date that is 91 days after the date of such invoice. If invoices representing 25% or more of the unpaid net amount of all Accounts Receivable of Borrower from any one Account Debtor are unpaid more than 90 days after the date of such invoices, then all Accounts Receivable relating to such Account Debtor shall cease to be Eligible Accounts Receivable.

5. Eligible Inventory Requirements.

        None.

6. Information. Borrower agrees that, until the Credit is terminated, it shall furnish to Lender in form reasonably satisfactory to Lender the following:

        (a) Within fifteen (15) days after the end of each month, an aging of all Accounts Receivable of Borrower and an aging of all accounts payable of Borrower; and

        (b) Within fifteen (15) days after the end of each month, an Inventory certification report as of the end of the month for all Inventory locations.

Borrower's Initials:  ______________
Lender's Initials:  ______________
Date: October 9, 1995




                                       -3-


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